UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	001-31298	23-0787699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of Principal Executive Offices and telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K for Lannett Company, Inc. (“Lannett”) filed on December 2, 2015, Lannett entered into a credit and guaranty agreement (the “Credit and Guaranty Agreement”) among certain of its wholly-owned domestic subsidiaries, as guarantors (the “Lannett Guarantors”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent and collateral agent, and the lenders party thereto providing for a secured credit facility (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility consists of a term loan facility providing for Tranche A term loans (the “Term A Loans”), a term loan facility providing for Tranche B term loans and a revolving credit facility providing for revolving loans.

On June 17, 2016, Lannett entered into Amendment No. 1 to the Credit and Guaranty Agreement (“Amendment No. 1”) among Lannett, as the borrower, Morgan Stanley, in its capacity as administrative agent, and each incremental term lender party thereto. Pursuant to Amendment No. 1, Lannett was provided an incremental term loan. Also on June 17, 2016, Lannett entered into Amendment No. 2 to the Credit and Guaranty Agreement among Lannett, as the borrower, Morgan Stanley, in its capacity as administrative agent, and each lender party thereto, whereby the lenders under the Credit and Guaranty Agreement consented to the use of the proceeds of the incremental term loan to repurchase certain senior notes.

On December 10, 2018, Lannett entered into Amendment No. 3 to the Credit and Guaranty Agreement (“Amendment No. 3”) among Lannett, as borrower, Morgan Stanley, as administrative agent and collateral agent, and the lenders party thereto. Pursuant to Amendment No. 3, the Secured Net Leverage Ratio applicable to the financial leverage ratio covenant shall be increased from 3:25:1.00 to 4.25:1.00 as of December 31, 2019 and prior to September 30, 2020, and then to 4:00:1:00 as of September 30, 2020. In exchange, Lannett agreed to include a minimum liquidity covenant of $75 million, a 25 basis point increase to the interest rate margin paid on the Term A Loans and pay a consent fee equal to 50 basis points, paid only to consenting lenders.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3 which is filed as Exhibit 10.52 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On December 11, 2018, Lannett issued a press release announcing the amendments to the Credit and Guaranty Agreement, as disclosed in Item 1.01 hereof. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.52	Amendment No. 3 to the Credit and Guaranty Agreement, dated as of December 10, 2018, by and among Lannett Company, Inc., Morgan Stanley Senior Funding, Inc., and each lender party thereto.

99.1	Press Release dated December 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: December 12, 2018